UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2011

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

We are disclosing the following information to supplement the discussions under the heading “United States Federal Income Tax Considerations” included in our Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (File Nos. 333-158958 and 333-158958-01):

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussions under the heading “United States Federal Income Tax Considerations” included in our Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (File Nos. 333-158958 and 333-158958-01). This summary is for general information only and is not tax advice.

The following discussion should be inserted immediately following the discussion under the heading “Tax Rates.”

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 15%. However, dividends payable by REITs are not eligible for the 15% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as “capital gain dividends.” For taxable years beginning after December 31, 2012, the 15% the capital gains tax rate is currently scheduled to increase to 20% and the rate applicable to dividends will increase to the tax rate then applicable to ordinary income. In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

In addition, certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of stock or debt obligations for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding the effect, if any, of these additional taxes on their ownership and disposition of our capital stock or debt securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 25, 2011

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills Senior Vice President, General Counsel and Assistant Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills Senior Vice President, General Counsel and Assistant Secretary